Exhibit 15.4

[Letterhead of King & Wood]

June 29, 2010

NetEase.com, Inc.

26/F, SP Tower D

Tsinghua Science Park Building 8

No. 1 Zhongguancun East Road

Haidian District, Beijing 100084, People’s Republic of China

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2009 of NetEase.com, Inc. to be filed with the Securities and Exchange Commission in the month of June 2010.

Very truly yours,

/s/ King & Wood
King & Wood PRC Lawyers